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                                                                   EXHIBIT 10.16

                                     MASTER
                              EMPLOYMENT AGREEMENT



          THIS EMPLOYMENT AGREEMENT (this "Agreement"), is made and entered into on this 1st day of June, 1998, by and between JOHN T. GLOVER, an individual resident of the State of Georgia ("Executive"), POST PROPERTIES, INC., a Georgia corporation ("Post"), POST APARTMENT HOMES, L.P., a Georgia limited partnership ("Post LP") and Post Services, Inc., a Georgia corporation ("Services");


                              W I T N E S S E T H:


          WHEREAS, Post, Post LP and Services desire to employ Executive, and Executive desires to be employed by Post, Post LP and Services on the terms and conditions contained in this Agreement;

          NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Post, Post LP, Services and Executive, intending to be legally bound, do hereby agree as follows:

                                     ss. 1.

                                   Employment

          Subject to the terms of this Agreement, Post, Post LP and Services hereby employ Executive, and Executive hereby accepts such employment with Post, Post LP and Services. Executive shall serve as President and Chief Operating Officer of Post, Post LP and Services. Executive shall report to the Chief Executive Officer of Post with respect to his duties and responsibilities as Post's President and Chief Operating Officer, to the Chief Executive Officer of Post LP's General Partner, Post GP Holdings, Inc., with respect to his duties and responsibilities as Post LP's President and Chief Operating Officer and to the Chief Executive Officer of Services with respect to his duties and responsibilities as Services' President and Chief Operating Officer. Subject to the other terms and conditions of this Agreement, Executive, Post, Post LP and Services agree that Executive's compensation, accountabilities, and requirements shall be determined by Post's Board of Directors or its Compensation Committee (the "Committee"), in their sole discretion but after discussion with Executive, Post LP and Services. Executive shall devote his primary business time, skills, and best efforts to rendering services on behalf of Post, Post LP and Services and their affiliates and shall exercise such care as is customarily required by executives undertaking similar duties for entities similar to Post, Post LP and Services. Unless agreed to by Executive, neither Post,



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Post LP nor Services will change Executive's job title during the term of this
Agreement. Finally, Executive shall have the discretion to decide at any time whether he is performing his duties or exercising his responsibilities for Post, for Post LP or for Services.

                                     ss. 2.

                             Compensation; Expenses

          2.1. Base Salary. Commencing on the Effective Date (as defined in ss. 3.1), Executive shall be paid during the term of Executive's employment under this Agreement, a minimum base salary equal to $325,000 per annum (the "Base Salary"), which amount shall be subject to upward adjustment, if any, in accordance with this ss. 2.1. The Committee shall review Executive's Base Salary on a regular basis to ensure its continued competitiveness based on the annual Compensation Performance Matrix adopted by Post, Post LP and Services. Executive's Base Salary, less all applicable withholding taxes, shall be paid to Executive in accordance with the payroll procedures in effect with respect to executive officers of Post but shall be apportioned between and actually be paid on Post's payroll, Post LP's payroll and Services' payroll as agreed upon from time to time by Post, Post LP and Services.

          2.2. Option in Lieu of Base Salary. Executive before the beginning of any calendar year may make an irrevocable election to reduce his Base Salary for such calendar year by up to $75,000 and to receive instead options to purchase whole shares of Post common stock. Any such election shall be made in writing and shall be delivered to the Secretary of Post. Such options thereafter shall be granted by the Committee under Post's stock option plan at the first regular meeting of such Committee in such calendar year, and the number of whole shares of stock subject to such options shall be determined by dividing the amount by which Executive elected to reduce his Base Salary by the fair market value of a share of common stock on the date of such Committee meeting. Such fair market value shall be determined by the Committee under the terms of such stock option plan, and the option price of such option shall be the same as such fair market value. Each option shall be exercisable in full at grant and shall (subject to the plan) remain exercisable until the tenth anniversary of the date of grant and shall be subject to such other terms and conditions as the Committee deems appropriate under the circumstances. Cash shall be paid to Executive in lieu of an option to purchase a fractional share, and such payment shall be made as soon as practicable after the option is granted under this ss. 2.2.

          2.3. Incentive Compensation. In addition to the Base Salary payable to Executive pursuant to ss. 2.1, effective as of the Effective Date, Executive shall be entitled to participate in the following incentive compensation plans:

          (a) Annual Incentive Plan. Executive shall have the opportunity to participate in the annual incentive plan, if any, maintained by Post, Post LP and Services, the earnings opportunities and performance requirements for which will be set out in the annual Compensation Performance Matrix adopted by each such company. At the sole discretion

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     of Post's Board of Directors, any such annual incentive payments may be paid to Executive in cash, Post stock, or any combination thereof. At the election of Executive, any such annual incentive payments, in whole or in part, may be deferred according to the deferred compensation plan, if any, maintained by Post.

          (b) Long Term Incentive Plan. Executive shall have the opportunity to participate in the long term incentive plan, if any, maintained by Post, Post LP and Services the earnings opportunities and performance requirements for which will be set out in the annual Compensation Performance Matrix adopted by each such company.

          2.4. Stock Options. Any options granted on any date to Executive to purchase Post stock shall be subject to the same terms and conditions as the stock options granted on the same date to similarly situated executives of Post, Post LP or Services.

          2.5. Expenses. Executive shall be reimbursed for all reasonable business-related expenses incurred by Executive at the request of or on behalf of Post, Post LP or Services, including, without limitation, first class travel expenses incurred in connection with the performance of Executive's duties and responsibilities, moving expenses and his expenses to maintain a complete, real time communications link with Post, Post LP and Services while he is away from his office.

          2.6. Participation in Employee Benefit Plans.

          (a) General. Executive shall be entitled to participate in such medical, dental, disability, hospitalization, life insurance, profit sharing and other employee benefit plans as maintained from time to time for the benefit of executive officers of Post, Post LP and Services, on the terms and subject to the conditions set forth in such plans. However, if Post, Post LP and Services each maintain the same plan, the benefits available under such plan shall not exceed the benefit which would have been available if Post, Post LP and Services were one and the same company.

          (b) Life Insurance. Post, Post LP and Services collectively will provide Executive with a split dollar life insurance program up to $15,000,000 on terms and conditions to be agreed upon by Post and Executive.

          (c) Disability. Post, Post LP and Services collectively will provide Executive with a supplemental disability program providing a maximum monthly payment of $25,000.

          (d) Annual Physical. Post, Post LP and Services will reimburse Executive for a comprehensive physical examination on an annual basis. Post, Post LP and Services require that Executive have such an examination at least every other year.


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          2.7. Vacation. Executive shall receive such paid time off each year during the term of this Agreement as the Committee deems consistent with his status as a President and Chief Operating Officer.

          2.8. Miscellaneous Perquisites.

          (a) Luncheon/Athletic Club. Post, Post LP and Services collectively shall reimburse Executive for monthly dues for one luncheon or athletic club.

          (b) Luxury Car. Post, Post LP and Services collectively shall reimburse Executive for the rental and operation of a luxury automobile, including lease payments, insurance, maintenance, and operating expenses.

          (c) Office. Post, Post LP and Services collectively shall provide a senior executive business office and all related equipment and services, including secretarial and other support services, to operate and maintain such an office during Post's normal work day which is at least comparable to the office, equipment and services provided similarly situated senior executives of Post and, further, shall provide and maintain home office equipment to and for Executive, including a computer, telephone, home security system, and related ancillary equipment such as a printer, modem, fax machine, and pager to enable Executive to perform his duties and responsibilities from his primary residence and each other residence owned and used as a secondary residence by Executive.

          (d) Personal Financial Counseling. Post, Post LP and Services collectively shall reimburse Executive for all reasonable costs associated with retaining a personal financial counselor, up to an annual amount of $50,000, to provide such advice and services to and on behalf of Executive as customarily provided by personal financial counselors.

          2.9. Allocation. Post, Post LP and Services shall allocate the payments and benefits called for under this Agreement between themselves as Post, Post LP and Services deem reasonable and appropriate and, further, may (as between themselves) designate one company to make all such payments (except with respect to Base Salary under ss. 2.1 and incentive compensation under ss. 2.3) and provide all such benefits to Executive. However, Executive may (except with respect to Base Salary under ss. 2.1 and incentive compensation under ss. 2.3) look to either Post, Post LP or Services for 100% of the payments and benefits called for under this Agreement if at any time there is any failure by Post, Post LP or Services to make any payment or provide any benefit called for under this Agreement.


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                                     ss. 3.

                               Term of Employment

          3.1. Term of Employment. Unless earlier terminated in accordance with ss. 3.4 or ss. 5 of this Agreement, the employment of Executive under this Agreement shall commence on June 1, 1998 (the "Effective Date"), and shall continue for a period of three (3) years through May 31, 2001 (the "Initial Term").

          3.2. Renewal. Unless terminated earlier in accordance with ss. 3.4 or ss. 5, this Agreement on May 31, 2001 and on each anniversary of such date shall automatically renew for a one (1) additional year term unless either Post or Executive notifies the other in writing at least six (6) months prior to May 31, 2001 or any anniversary of such date of its or his desire not to renew this Agreement.

          3.3. Termination of Prior Employment Agreement. Executive's Employment Agreements with Post, Post LP and Services entered into on July 22, 1993, will terminate on the Effective Date, but Executive's Noncompetition Agreement with Post, Post LP and Services, entered into as of July 22, 1993 (the "Noncompetition Agreement"), shall not be affected by this Agreement and shall continue in full force and effect.

          3.4. Termination. Except as provided in ss. 5 of this Agreement, Executive's employment under this Agreement may be terminated as follows:

          (a) by Post upon the death or total disability of Executive (total disability meaning the inability of Executive to perform the essential functions of his jobs (even with reasonable accommodation) under this Agreement for a period of six (6) consecutive months during the term of this Agreement by reason of Executive's mental or physical disability) (which shall be referred to as a "Death or Disability Termination"); or

          (b) by Post if (i) Executive is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement which has an immediate and materially adverse effect on Post, Post LP or Services or any of their affiliates, as determined by Post's Board of Directors in good faith; (ii) Executive engages in a fraudulent act to the material damage or prejudice of Post, Post LP or Services or any of their affiliates or in conduct or activities materially damaging to the property, business or reputation of Post, Post LP or Services or any of their affiliates, all as determined by Post's Board of Directors in good faith; (iii) there is any material act or omission by Executive involving malfeasance or negligence in the performance of Executive's duties to Post, Post LP or Services to the material detriment of Post, Post LP or Services, as determined by Post's Board of Directors in good faith, which has not been corrected by Executive within thirty (30) days after written notice from Post of any such act or omission; (iv) Executive fails to comply in any material respect with the terms of this Agreement or any other agreement with Post, Post LP or

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     Services or any of their affiliates or any written policies or directives of Post's Board of Directors as determined by Post's Board of Directors in good faith, which has not been corrected by Executive within thirty (30) days after written notice from Post of such failure; or (v) Executive breaches any of the covenants set forth in the Noncompetition Agreement (which shall be referred to individually and collectively as a "For Cause Termination"); or

          (c) by Post for any reason other than a For Cause Termination or a Death or Disability Termination (which shall be referred to as a "No Cause Termination"); or

          (d) by Executive for any reason other than an Executive-Initiated Termination (as defined in ss. 3.4(e)) at any time during or after the Initial Term and after giving 30 days prior written notice to Post (which shall be referred to as a "Voluntary Termination"); or

          (e) by Executive if (i) there is a material reduction in Executive's duties, rights, or responsibilities under this Agreement without his consent and without regard to whether he keeps his title as President and Chief Operating Officer; (ii) there is a material decrease in the value of Executive's compensation and benefits package without his consent; or (iii) Post, Post LP or Services accelerates the date for repayment of any indebtedness owed by Executive to Post, Post LP or Services without Executive's consent (which shall be referred to individually and collectively as an "Executive-Initiated Termination").

                                     ss. 4.

                              Result of Termination

          4.1. Termination As Result of Voluntary Termination or For Cause Termination. If Executive's employment under this Agreement is terminated as a result of a Voluntary Termination or a For Cause Termination, Executive shall not thereafter be entitled to receive any Base Salary or other incentive compensation for periods following the effective date of such termination; provided, however, that Executive shall be entitled to receive any Base Salary which may be owed to Executive but is unpaid as of the effective date of such termination. All Executive's perquisites and benefits called for exclusively under the terms of this Agreement shall terminate as of the effective date of such termination. All Executive's perquisites and benefits, including stock options, to which Executive has a right independent of this Agreement shall remain in effect, if at all, exclusively under the terms and conditions of the plans and programs under which such perquisites and benefits were granted to Executive.

          4.2. Termination As Result of No Cause Termination or
Executive-Initiated Termination. If Executive's employment under this Agreement is terminated in any calendar year as a result of a No Cause Termination or an Executive-Initiated Termination,

          (a) Executive shall be entitled to receive (i) any Base Salary which is payable for periods ending on or before the effective date of Executive's termination

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     but which has not been paid by the effective date of such termination, (ii)
     any stock options to be granted in such calendar year in lieu of salary or bonus, (iii) an annual incentive payment of a pro rata portion of Executive's annual incentive payment, if any, for the preceding calendar year through the effective date of such termination (a "Pro Rata Bonus"), and (iv) a severance payment equal to two times Executive's Total Annual Compensation for such calendar year. Executive's "Total Annual
     Compensation" for any calendar year shall be equal to his Base Salary and annual incentive payment, if any, for the preceding calendar year plus the amount of any Base Salary or bonus for such year which he elected to forego in exchange for the grant of stock options;

          (b) Executive's unvested stock options, if any, shall fully vest and the restrictions on his restricted stock grants, if any, shall lapse on the effective date of such termination,

          (c) Executive shall be entitled to continue to receive all the perquisites, benefits, services and equipment described in ss. 2.6 and ss.
     2.8 of this Agreement for two (2) years after the effective date of such termination or the cash equivalent of such perquisites, benefits, services and equipment (to the extent that Post and Executive agree on such cash equivalent), and

          (d) Executive shall receive all the perquisites and benefits to which he has a right to receive independent of this Agreement under the terms and conditions of the plans and programs under which such perquisites and benefits were granted to Executive.

          4.3. Termination as a Result of a Death or Disability Termination. If Executive's employment under this Agreement is terminated as a result of Death or Disability Termination,

          (a) Executive (or at his death, his designated beneficiary, if any, or if none, his surviving spouse or, if none, his estate) shall be entitled to receive (i) any Base Salary which may be owed to Executive but which is unpaid as of the effective date of such termination, (ii) the Pro Rata Bonus, and (iii) a severance payment equal to his Total Annual Compensation for such year, and

          (b) Executive's unvested stock options shall fully vest on the effective date of such termination, and

          (c) all Executive's perquisites and benefits called for exclusively under the terms of this Agreement shall terminate as of the effective date of such termination, but all of Executive's perquisites and benefits to which he has a right independent of this Agreement shall remain in effect, if at all, exclusively under the

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     terms and conditions of the plans and programs under which such perquisites and benefits were granted to Executive.

          4.4. Employee Benefit Plans and Incentive Compensation and Other Compensatory Arrangements. Executive shall be eligible for such benefits, if any, in addition to those described in Section 4.1, 4.2 and 4.3 upon his termination of employment as payable under any employee benefit plans pursuant to the terms and conditions set forth in such plans.

                                     ss. 5.

                                Change In Control

          5.1. Definition. A Change in Control under this Agreement shall mean
(A) a "change in control" of Post of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A for a proxy statement filed under Section 14(a) of the Securities Exchange Act of 1934, as amended ("1934 Act") as in effect on June 1, 1998, (B) a "person" (as that term is used in 14(d)(2) of the 1934 Act) becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) directly or indirectly of securities representing 45% or more of the combined voting power for election of directors of the then outstanding securities of Post, (C) the individuals who at the beginning of any period of two consecutive years or less (starting on or after June 1, 1998) constitute Post's Board of Directors cease for any reason during such period to constitute at least a majority of Post's Board of Directors, unless the election or nomination for election of each new member of such Board was approved by vote of at least two-thirds of the members of such Board then still in office who were members of such Board at the beginning of such period, (D) the shareholders of Post approve any dissolution or liquidation of Post or any sale or disposition of 50% or more of the assets or business of Post, or (E) the shareholders of Post approve a merger or consolidation to which Post is a party (other than a merger or consolidation with Post LP, Services or a wholly-owned subsidiary of Post, Post LP or Services) or a share exchange in which Post shall exchange Post shares for shares of another corporation as a result of which the persons who were shareholders of Post immediately before the effective date of such merger, consolidation or share exchange shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger, consolidation or share exchange.

          5.2. Effect of a Change in Control. If Executive's employment with Post is terminated by Post or by Executive for any reason other than a For Cause Termination or a Death or Disability Termination during the two (2) year period immediately following a Change in Control, Post (on behalf of Post, Post LP and Services) shall in lieu of any benefit under ss. 4 (i) promptly pay Executive any Base Salary which may be owed to Executive but is unpaid as of the effective date of such termination, (ii) promptly pay Executive the Pro Rata Bonus, (iii) promptly pay Executive three (3) times the total of (a) Executive's Base Salary and (b) the average of all his annual incentive payments, if any, for the three
(3) preceding calendar years; (iv) continue to make available to Executive all the perquisites, benefits, services and equipment described in ss. 2.6 and ss. 2.8 of this Agreement for three (3) years after the effective date of such termination or the cash equivalent of

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such perquisites, benefits, services and equipment (to the extent that Post and
Executive agree on such cash equivalent), (v) fully vest all of Executive's stock options and make such options exercisable for the maximum permissible term under the terms of the plan under which the options were granted or for two years, whichever is less, and (vi) waive any restrictions on Executive's right to receive any restricted stock which had been granted to Executive.

          5.3. Tax Protection. If Post determines that the payments, option vesting, forfeiture lapses and other benefits called for under Section 5.2 will result in Executive being subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or if such an excise tax is properly and timely assessed against Executive as a result of a Change in Control or if such a determination is made and such a tax is assessed, Post (on behalf of Post, Post LP and Services) shall make a Gross-Up Payment to Executive at the time his employment terminates, if a determination is made that an excise tax is due at that time, or at the time of such assessment, or at both such times, as appropriate. A "Gross-Up Payment" means a payment to Executive which shall be sufficient for Executive to pay (i) any such excise tax in full, (ii) any federal, state and local income tax on the payment made to pay Executive's excise tax as well as any additional excise tax on such payment and (iii) any interest or penalties assessed by the Internal Revenue Service on Executive if Post failed to determine and report to Executive and to the Internal Revenue Service the full amount on which an excise tax was due at the time Executive's employment terminated. Any determination under this Section 5.3 by Post shall be made in accordance with Section 280(g) of the Code and any related regulations (whether proposed, temporary or final) and any related Internal Revenue Service rulings and any related case law.

                                     ss. 6.

                                  Miscellaneous

          6.1. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon Executive and his executor, administrator, heirs, personal representative and assigns, and upon Post, Post LP and Services and their successors and assigns; provided, however, that Executive shall not be entitled to assign or delegate any of his rights or obligations hereunder without the prior written consent of Post, Post LP and Services.

          6.2. Construction of Agreement. No provision of this Agreement or any related document shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or drafted such provision.

          6.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.


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          6.4. Survival of Agreements. All covenants and agreements made herein shall survive the execution and delivery of this Agreement and the termination of Executive's employment hereunder for any reason.

          6.5. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          6.6. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to be given when delivered personally or mailed first class, registered or certified mail, postage prepaid, in either case, addressed as follows:

          (a) If to Executive:

              Mr. John T. Glover
              1888 Garraux Road, N.W.
              Atlanta, Georgia  30327

          (b) If to Post, Post LP or Services:

              Post Properties, Inc.
              One Riverside
              4401 Northside Parkway
              Suite 800
              Atlanta, Georgia  30327

              with a copy to:

              Mr. Herschel M. Bloom
              King & Spalding
              191 Peachtree Street
              Atlanta, Georgia  30303-1763

          6.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          6.8. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and upon the Effective Date, will supersede and replace all prior agreements, written and oral, between the parties hereto or with respect to the subject matter hereof. This Agreement may be modified only by a written instrument signed by each party hereto.


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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                POST PROPERTIES, INC.



                                By:  /s/
                                   --------------------------------------------

                                Title:
                                      -----------------------------------------


                                POST APARTMENT HOMES, L.P.

                                By: Post GP Holdings, Inc., its General Partner


                                By:  /s/
                                   --------------------------------------------

                                Title:
                                      -----------------------------------------



                                POST SERVICES, INC.


                                By:  /s/
                                   --------------------------------------------

                                Title:
                                      -----------------------------------------



                                EXECUTIVE

                                John T. Glover
                                -----------------------------------------------
                                John T. Glover


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